                                       CODE OF ETHICS - AMENDED AND RESTATED

This Code of Ethics  ("Code")  is adopted  pursuant  to Rule  17j-1  promulgated  by the  Securities  and  Exchange
Commission  (the  "Rule")  under the  Investment  Company Act of 1940 by  Neuberger  Berman  Management  Inc.  ("NB
Management")  and Neuberger  Berman,  LLC ("NB") with respect to the services of each as the  sub-adviser of one or more  registered  investment  companies or series  thereof (the "Fund") for which neither NB Management  nor NB nor any of their affiliates is investment manager, investment adviser, administrator or distributor.

                                           Statement of General Principles

This Code of Ethics is  adopted  in  recognition  of the  following  principles  that  govern  personal  investment activities of all individuals associated with the Fund, NB Management, and NB:

         It is  their  duty at all  times to place  the  interests  of Fund  shareholders  ahead of their  personal interests.  Priority must be given to Fund trades over personal securities trades.

         All personal securities  transactions must be conducted  consistent with this Code of Ethics and in such a manner as to avoid any actual or potential  conflict of interest or any abuse of an individual's  position of trust and responsibility.

         Individuals  should not take  advantage  of their  positions to benefit  themselves  at the expense of any
         Fund.

         In personal  securities  investing,  individuals  should  follow a philosophy  of  investment  rather than trading.

                                                 TABLE OF CONTENTS
                                                 -----------------

         3.2 Preclearance of Securities Transactions by NB Access Persons       8

         ................................................
         7. 2 Contents     .....................................................................         15
         7. 3 Exceptions     ...................................................................         15

8.       Quarterly Reports by NB Access Persons
         Regarding Securities Accounts     ..............................................         16

 ....................................................

1. General Prohibitions
-----------------------

No person  associated  with the Fund, NB Management,  or NB, in connection  with the purchase or sale,  directly or indirectly, by such person of a security held or to be acquired by the Trust or Fund, shall:

         Employ any device, scheme or artifice to defraud such Fund;

         Make to such Fund any untrue  statement of a material  fact or omit to state to such Fund a material  fact necessary in order to make the statements made, in light of the  circumstances  under which they are made, not misleading;

         Engage in any act,  practice,  or course of business  which operates or would operate as a fraud or deceit upon any Fund;

         Engage in any manipulative practice with respect to such Fund;

         Engage in any transaction in a security while in possession of material  nonpublic  information  regarding the security or the issuer of the security; or

         Engage in any transaction  intended to raise,  lower, or maintain the price of any security or to create a false appearance of active trading.

2. Definitions
--------------

The following  words have the following  meanings,  regardless of whether such terms are capitalized or not in this
Code:

         Access Person - any Trustee,  director,  officer, or Advisory Person of the Fund, NB Management or NB. The
         -------------
determination  as to  whether  an  individual  is an  Access  Person  shall  be made by the  Legal  and  Compliance
Department.

         Advisory  Person  - any  employee  of the  Fund,  NB  Management  or NB (or of any  company  in a  control
         ----------------
relationship  to the Trust, NB or NB Management)  who, in connection  with his or her regular  functions or duties, makes,  participates in, or obtains  information  regarding the purchase or sale of Covered  Securities by the Fund or whose functions  relate to the making of any  recommendations  with respect to such purchases or sales;  and any natural  person in a control  relationship  to the Fund,  NB Management  or NB who obtains  information  concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by such Fund.

         Beneficial  Interest - a person has a  Beneficial  Interest in an account in which he or she may profit or
         --------------------
share in the profit from  transactions.  Without  limiting the foregoing,  a person has a Beneficial  Interest when the securities in the account are held:

         (i)      in his or her name;

         (ii)     in the name of any of his or her Immediate Family;

         (iii)    in his or her name as trustee for himself or herself or for his or her Immediate Family;

         (iv)     in a trust  in  which  he or she has a  Beneficial  Interest  or is the  settlor  with a power to revoke;

         (v)      by another  person and he or she has a contract  or an  understanding  with such  person that the securities held in that person's name are for his or her benefit;

         (vi)     in the  form of a right to  acquisition  of such  security  through  the  exercise  of  warrants, options, rights, or conversion rights;

         (vii)    by a partnership of which he or she is a member;

         (viii)   by a corporation which he or she uses as a personal trading medium;

         (ix)     by a holding company which he or she controls; or

         (x)      any other  relationship in which a person would have beneficial  ownership under Rule 16a-1(a)(2)
                  of the  Securities  Exchange Act of 1934 and the rules and  regulations  thereunder,  except that the determination of direct or indirect  Beneficial  Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a  Beneficial  Interest in any  securities  must submit a written  request to the
Legal and  Compliance  Department  explaining  the  reasons  therefor.  Any  disclaimers  granted  by the Legal and
Compliance  Department must be made in writing.  Without limiting the foregoing,  if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate  Family,  the  provisions of this
Code of Ethics  applicable to such person shall not apply to any member or members of his or her  Immediate  Family for which such disclaimer was granted,  except with respect to requirements  specifically  applicable to members of a person's Immediate Family.

        Blind Trust - a trust in which an Access Person or employee has Beneficial  Interest or is the settlor with
        -----------
a power to revoke,  with  respect to which the Legal and  Compliance  Department  has  determined  that such Access
Person or employee has no direct or indirect  influence or control over the selection or  disposition of securities and no knowledge of transactions therein,  provided,  however, that direct or indirect influence or control of such
                                           -------------------
trust is held by a person or entity not associated with Neuberger  Berman or any affiliate of Neuberger  Berman and not a relative of such Access Person or employee.

        Covered  Security - (a) any note,  stock,  treasury  stock,  bond,  debenture,  evidence  of  indebtedness,
        -----------------
certificate  of  interest  or  participation  on  any  profit-sharing  agreement,   collateral-trust   certificate,
preorganization  certificate or subscription,  transferable share, investment contract,  voting-trust  certificate, certificate of trust for a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call,  straddle,  option,  or  privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any put, call,  straddle, option, or privilege entered into on a national securities  exchange relating to foreign currency,  or, in general, any interest or instrument  commonly know as a "security",  or any  certificate  of interest or  participation  in, temporary or interim  certificate for, receipt for,  guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing;  and (b) any security or instrument  related to, but not  necessarily the same as, those held or to be acquired by a particular  Fund;  The term Covered  Security does not include:  direct  obligations  of the
Government of the United States;  bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high
quality  short-term  debt  instruments,   including  repurchase  agreements;  and  shares  of  registered  open-end investment companies.

        Day - a calendar day.
        ---

        Immediate  Family - any of the following  relatives  sharing the same household with an individual:  child,
        -----------------
stepchild,   grandchild,  parent,  stepparent,   grandparent,   spouse,  sibling,   mother-in-law,   father-in-law,
son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

        Investment  Company - each registered  investment company and series thereof for which NB Management is the
        -------------------
investment  manager,  investment  adviser,  sub-adviser,  administrator  or  distributor,  or for  which  NB is the investment adviser or sub-adviser.

        Investment  Person - Any employee of NB  Management or NB (or of any company in a control  relationship  to
        -------------------
NB Management or NB) who, in  connection  with his or her regular  functions or duties,  makes or  participates  in making  recommendations  regarding  the  purchase or sale of  securities  by the Fund;  and any natural  person who controls NB Management or NB and who obtains  information  concerning  recommendations  made to such Fund regarding the purchase or sale of securities  by such Fund.  The  determination  as to whether an individual is an Investment
Person shall be made by the Legal and Compliance Department.

        Legal and Compliance Department - NB Legal and Compliance Department.
        -------------------------------

        Related Issuer - an issuer with respect to which an Investment Person or his or her Immediate  Family:  (i)
        --------------
has a business relationship with such issuer or any promoter,  underwriter,  officer, director, or employee of such issuer; or (ii) is related to any officer, director or senior management employee of such issuer.

        Trading Desk - NB Trading Desk.
        ------------

3. Required Compliance Procedures
---------------------------------

        3.1 All Securities Transactions through Neuberger Berman.
        ----------------------------------------------------------

        (a)  Every  Access  Person  who is an  employee  of NB  Management  or NB or of any  company  in a  control relationship  to NB Management or NB  (hereinafter  "NB Access  Person") is required to execute  through  Neuberger
Berman  ("NB")  all  transactions  in  Covered  Securities  held in his or her own name or in which he or she has a direct or  indirect  Beneficial  Interest.  Every  Investment  Person is also  required  to  provide  the Legal and
Compliance  Department with duplicate copies of  confirmations  of all  transactions in Covered  Securities held in the name of members of his or her Immediate Family or in which such members have a Beneficial Interest.

        (b) Exceptions will only be granted upon a showing of extenuating circumstances.  Any individual seeking an exception  to this policy must  submit a written  request to the Legal and  Compliance  Department  explaining  the reasons therefor. Any exceptions granted must be made in writing.

        (c) Any  individual  granted an exception is required to direct his or her broker,  adviser or trustee,  as the case may be, to  supply  to the  Legal  and  Compliance  Department,  on a timely  basis,  duplicate  copies of confirmations  of all  personal  securities  transactions  and copies of  periodic  statements  for all  securities accounts in his or her own name or in which he or she has a Beneficial Interest.

        (d)  Individuals  are not required to execute  through NB  transactions  in which they are  establishing  a dividend reinvestment plan directly through an issuer.  However,  individuals must obtain written approval from the
Legal  and  Compliance  Department  prior to  establishing  any such plan and  supply  to the Legal and  Compliance
Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

        3.2 Preclearance of Securities Transactions by Access Persons.
        --------------------------------------------------------------

        (a)    Every NB Access  Person must  obtain  prior  approval  from the Trading  Desk before  executing  any transaction  in Covered  Securities  held in his or her own name or in which he or she has a  Beneficial  Interest.
Before granting such approval, the Trading Desk shall determine that:

               (i) No Investment Company has a pending "buy" or "sell" order in that security;   (ii)           The
                      security does not appear on any "restricted" list of NB; and

               (iii) Such  transaction  is not short selling or option  trading that is  economically  opposite any pending transaction for any Investment Company.

        (b)    The following securities are exempt from preclearance requirements:

               (i)  Securities transactions effected in blind trusts;

               (ii) The acquisition of securities through stock dividends,  dividend  reinvestments,  stock splits, reverse  stock  splits,  mergers,  consolidations,  spin-offs,  or  other  similar  corporate reorganizations  or  distributions  generally  applicable to all holders of the same class of securities;

               (iii) The  acquisition of securities  through the exercise of rights issued by an issuer pro rata to
                                                                                                        --------
                      all holders of a class of  securities,  to the extent the rights were  acquired in the issue, and sales of such rights so acquired;

               (iv)  Options on the Standard & Poor's "500" Composite Stock Price Index; and

               (v) Other  securities  that may from time to time be so  designated in writing by the Code of Ethics
                      Committee.

        (c) Obtaining  preclearance  approval does not constitute a waiver of any  prohibitions,  restrictions,  or disclosure requirements in this Code of Ethics.

        3.3 Post-Trade Monitoring of Precleared Transactions.
        -----------------------------------------------------

        After the Trading  Desk has  granted  preclearance  to an NB Access  Person  with  respect to any  personal securities  transaction,  the  investment  activity  of such  Access  Person  shall be  monitored  by the Legal and
Compliance  Department to ascertain that such activity  conforms to the  preclearance so granted and the provisions of this Code.

        3.4 Notification of Reporting Obligations.
        ------------------------------------------

        The Legal and Compliance  Department  shall identify all NB Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

        3.5 Certification of Compliance With Code of Ethics.
        ----------------------------------------------------

        All NB Access Persons are required to certify annually in writing that they have:

        (a) read and understand the Code of Ethics and recognize that they are subject thereto;

        (b) complied with the requirements of the Code of Ethics;

        (c)  disclosed or reported  all  personal  securities  transactions,  holdings and accounts  required to be disclosed or reported pursuant to the requirements of the Code; and

        (d) with respect to any blind trusts in which such person has a Beneficial  Interest,  that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4. Restrictions
---------------

        4.1 Initial Public Offerings.
        -----------------------------

        (a) All Investment  Persons are prohibited from acquiring a Beneficial  Interest in any Covered  Securities in an initial public  offering,  in order to preclude any  possibility  of their  profiting  improperly  from their positions on behalf of a Fund. No member of an Immediate  Family of an  Investment  Person may acquire a Beneficial
Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

        (b) Prior approval shall take into account, among other factors,  whether the investment opportunity should be reserved for a Fund and its  shareholders  and whether the  opportunity  is being  offered to an  individual  by virtue of his or her position or relationship to the Fund.

        4.2 Private Placements.
        -----------------------

        (a) No  Investment  Person  or member  of his or her  Immediate  Family  may  acquire a direct or  indirect
Beneficial  Interest in any Covered  Securities in private  placements  without prior written approval by the Legal and Compliance Department.

        (b) Prior approval shall take into account, among other factors,  whether the investment opportunity should be  reserved  for a Trust  or Fund and its  shareholders  and  whether  the  opportunity  is  being  offered  to an individual by virtue of his or her position or relationship to the Trust or Fund.

        (c) An  Investment  Person  who has (or a member of whose  Immediate  Family  has)  acquired  a  Beneficial
Interest in securities in a private  placement is required to disclose that  investment to the Legal and Compliance
Department  when such  Investment  Person plays a part in any  subsequent  consideration  of an  investment  in the issuer for any Fund.  In any such  circumstances,  the decision to purchase  securities of the issuer for a Fund is subject  to an  independent  review  by  Investment  Personnel  with  no  personal  interest  in the  issuer.  Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

        4.3 Related Issuers.
        --------------------

        Investment Personnel are required to disclose to the Legal and Compliance  Department when they play a part in any  consideration of an investment by a Fund in a Related Issuer.  In any such  circumstances,  the decision to purchase  securities of the Related Issuer for a Fund is subject to an independent  review by an Investment  Person with no personal  interest in the Related Issuer.  Such  independent  review shall be made in writing and furnished to the Legal and Compliance Department.

        4.4 Blackout Period.
        --------------------

        No NB Access Person may execute a securities  transaction in Covered Securities held in his or her own name or in which  he or she has,  or as a result  of such  transaction,  will  have,  a direct  or  indirect  Beneficial
Interest on a day during which any  Investment  Company has a pending  "buy" or "sell" order in that same  security until that order is executed or withdrawn.

        4.5 Price Switches.
        -------------------

        (a)  Same Day Price Switch
             ---------------------

               (i) If any  employee  of NB  Management  or NB or of any  company  in a control  relationship  to NB
               Management  or NB purchases a Covered  Security  (other than a fixed income  security)  held,  or by reason  of such  transaction  held,  in his or her own name or in  which he or she has a  Beneficial
               Interest and an Investment  Company  purchases the same security  during the same day,  then, to the extent that the price paid per share by the  Investment  Company for such purchase is less favorable than the price paid per share by such  employee,  the  Investment  Company shall have the benefit of the more favorable price per share.

            (ii)  If any  employee  of NB  Management  or NB or of any  company  in a  control  relationship  to NB management or NB sells a Covered  Security (other than a fixed income  security) held in his or her own name or in  which  he or she has a  Beneficial  Interest  and an  Investment  Company  sells  the  same security  during the same day,  then, to the extent that the price per share received by the Investment
            Company  for such  sale is less  favorable  than the  price per share  received  by the  employee,  the
            Investment Company shall have the benefit of the more favorable price per share.

(b)      7-Day Price Switch
---------------------------

               (i) If any  Investment  Person  purchases a Covered  Security  (other than a fixed income  security)
         held,  or by  reason  of such  transaction  held,  in his or her  own  name  or in  which  he or she has a
         Beneficial  Interest  and within seven (7) days prior or  subsequent  thereto a Fund with respect to which he or she is an Investment  Person has purchased or purchases the same security,  then, to the extent that the price paid per share by such Fund for such purchase was or is less  favorable  than the price paid per share by such Investment Person, such Fund shall have the benefit of the more favorable price per share.

               (ii) If any Investment  Person sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a  Beneficial  Interest  and  within  seven (7) days prior or subsequent  thereto a Fund with  respect to which he or she is an  Investment  Person has sold or sells the same  security,  then, to the extent that the price received per share by such Fund for such sale was or is less  favorable  than the price  received  per share by such  Investment  Person,  such Fund shall have the benefit of the more favorable price per share.

        (c) An amount of money  necessary to effectuate the price switch shall be  transferred  from the account of the employee or Investment  Person  subject to the price switch  policies,  to the  Investment  Company's or Fund's account,  as the case may be. The price  switch  shall be limited to the number of shares  purchased or sold by the employee or Investment  Person or the number of shares purchased or sold by the Investment  Company or Fund, as the case may be, whichever is smaller.

        (d) Notwithstanding the foregoing, price switching shall not apply to:

               (i) Securities transactions effected in blind trusts;

               (ii) Securities transactions that are non-volitional on the part of either the employee,  Investment
               Person or the Investment Company;

               (iii) The acquisition of securities through stock dividends,  dividend reinvestments,  stock splits,
               reverse  stock   splits,   mergers,   consolidations,   spin-offs,   or  other   similar   corporate
               reorganizations  or  distributions  generally  applicable  to all  holders  of  the  same  class  of securities;

               (iv) The  acquisition  of securities  through the exercise of rights issued by an issuer pro rata to
                                                                                                        --------
               all  holders of a class of  securities,  to the extent the rights were  acquired  in the issue,  and sales of such rights so acquired;

               (v) Options on the Standard & Poor's "500" Composite Stock Price Index;

                (vi) Transactions arising through arbitrage, market making activities or hedged options trading;

                (vii) Transactions in the NB ERISA Profit Sharing and Retirement Plan;

                (viii) Transactions involving odd lots; and

                (ix) Other  securities that may from time to time be so designated in writing by the Code of Ethics
               Committee.

        4.6 Gifts.
        ----------

        All NB Access  Persons and  employees  are  prohibited  from giving or receiving any gift or other thing of more than One  Hundred  Dollars  ($ 100) in value to or from any  person or entity  that does  business  with or on behalf of the Fund in any one year.

        4.7 Service as Director of Publicly Traded Companies.
        ------------------------------------------------------

        Investment Persons are prohibited from serving on the Boards of Directors of publicly traded companies.

5. Procedures with Regard to Dissemination of Information
---------------------------------------------------------

          Access  Persons  and  employees  of NB  Management,  NB,  or the  Trust  are  prohibited  from  revealing information  relating to current or anticipated  investment  intentions,  portfolio  transactions  or activities of
Funds except to persons whose responsibilities require knowledge of the information.

6. Reports of Holdings by NB Access Persons
-------------------------------------------

6.1      Initial Report.
------------------------

No later than 10 days after a person becomes an NB Access Person, such person shall report to NB Management or NB:

(a)      The title,  number of shares and principal  amount of each Covered  Security in which the NB Access Person had a direct or indirect beneficial ownership when the person became an NB Access Person;

(b)      The name of any broker,  dealer or bank with whom the NB Access Person  maintained an account in which any securities  were held for the  direct or  indirect  benefit  of the NB Access  Person as of the date the person become an Access Person; and

(c)      The date that the report is submitted by the NB Access Person.

6.2      Annual Report.
-----------------------

Annually,  each NB Access  Person shall  report the  following  information,  which must be current as of a date no more than 30 days before the report is submitted:

(a)      The title,  number of shares and principal  amount of each Covered  Security in which the NB Access Person had a direct or indirect beneficial ownership;

(b)      The name of any broker,  dealer or bank with whom the NB Access  Person  maintains an account in which any securities are held for the direct or indirect benefit of the NB Access Person; and

(c)      The date that the report is submitted by the NB Access Person.

6.3     Exceptions.
        -----------

        No report is required with respect to holdings where such report would  duplicate  information  recorded by
        NB or NB Management  pursuant to Rules  204-2(a)(12) or 204-2(a)(13)  under the Investment  Advisers Act of
        1940.  For purposes of the  foregoing,  no report is required with respect to the holdings of securities in accounts maintained at NB.

7. Quarterly Reports of Transactions by NB Access Persons
---------------------------------------------------------

        7.1 General Requirement.
        ------------------------

        Every NB Access  Person  shall  report,  or cause to be  reported,  to the  Trust and Legal and  Compliance
Department the information  described in Section 7.3 with respect to transactions in any Covered  Security in which such NB  Access  Person  has,  or by  reason of such  transaction  acquires,  any  direct  or  indirect  Beneficial
Interest.

        7.2 Contents of Quarterly Reports of Transactions.
        --------------------------------------------------

        Every report shall be made not later than 10 days after the end of the calendar  quarter and shall  contain the following information:

(a)      The date of the transaction,  the title,  the interest rate and maturity date (if applicable),  the number of shares, and the principal amount of each Covered Security involved;

(b)      The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                                        ----

(c)      The price of the Covered Security at which the transaction was effected;

(d)      The name of the broker, dealer or bank with or through whom the transaction was effected; and

(e)      The date that the report is submitted by the Access Person.

Unless otherwise  stated,  no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.

        7.3 Exceptions.
        ---------------

        No report is required with respect to transactions where such report would duplicate  information  recorded by NB or NB Management  pursuant to Rules 204-2(a)(12) or 204-2(a)(13)  under the Investment  Advisers Act of 1940.
For  purposes of the  foregoing,  the Legal and  Compliance  Department  maintains  (i)  electronic  records of all securities  transactions  effected  through  NB,  and (ii)  copies of any  duplicate  confirmations  that have been provided to the Legal and Compliance  Department under this Code of Ethics with respect to securities  transactions that,  pursuant to exceptions  granted by the Legal and Compliance  Department,  have not been effected through NB;
accordingly, no report is required with respect to such transactions.

8. Quarterly Reports by NB Access Persons Regarding Securities Accounts.
------------------------------------------------------------------------

        (a) Every NB Access Person shall report, or cause to be reported,  to the Legal and Compliance  Department, the  information  regarding any securities  account  established by the NB Access Person during any quarter.  Every report shall be made not later than 10 days after the end of the calendar  quarter and shall  contain the following information:

(i)      The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) The date that the report is submitted by the NB Access Person.

        (b) No report  is  required  with  respect  to  securities  accounts  where  such  report  would  duplicate information  recorded by NB or NB Management  pursuant to Rules  204-2(a)(12) or 204-2(a)(13)  under the Investment
Advisers Act of 1940.  For purposes of the  foregoing,  no report is required with respect to  securities  accounts at NB.

 9. Annual Report to Board of Trustees.
----------------------------------------

No less frequently than annually and  concurrently  with reports to the Boards of Trustees of the Neuberger  Berman
Funds,  NB Management  and NB shall furnish to the Board of Trustees of the Fund,  and the Board must  consider,  a written report that:

        (i)    describes any issues arising under this Code or procedures  concerning  personal investing since the last such report,  including,  but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

        (ii)   certifies  that  the NB  Management  and NB,  as  applicable,  have  adopted  procedures  reasonably necessary to prevent Access Persons from violating the Code; and

        (iii)  identifies any  recommended  changes in existing  restrictions  or procedures  based upon the Fund's experience  under the Code of Ethics,  evolving  industry  practices,  or developments in applicable laws or regulations.

 10. Implementation.
--------------------

         10.1 Violations.
        -----------------

        Any person who has  knowledge of any  violation  of this Code shall report said  violation to the Legal and
Compliance Department.

         10.2 Sanctions.
        ----------------

        NB  Management  and NB shall each have  authority to impose  sanctions for  violations  of this Code.  Such sanctions  may  include  a letter  of  censure,  suspension  or  termination  of the  employment  of the  violator, forfeiture  of profits,  forfeiture  of personal  trading  privileges,  forfeiture  of gifts,  or any other penalty deemed to be appropriate.

         10.3 Forms.
        ------------

        The Legal and Compliance  Department is authorized,  with the advice of counsel,  to prepare  written forms for use in  implementing  this  Code.  Such  forms  shall be  attached  as an  Appendix  to this  Code and shall be disseminated to all individuals subject to the Code.

         10.4 Exceptions.
        -----------------

        Exceptions to the  requirements  of this Code shall rarely,  if ever,  be granted.  However,  the Legal and
Compliance Department shall have authority to grant exceptions on a case-by-case basis.

Amended and Restated as of August 1, 2000

Code of Ethics